UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 7, 2005

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On June 7, 2005, TECO Energy, Inc. (“TECO Energy” or the “company”) completed an institutional private placement of $100 million aggregate principal amount of Floating Rate Notes due 2010 (the “Notes”), which resulted in net proceeds to the company of approximately $99.1 million.

The net proceeds of this offering, when combined with cash generated during 2005, will provide the company with increased financial flexibility to call and retire in December 2005, as the company expects to do, approximately $100 million aggregate stated liquidation amount outstanding of the 8.5% trust preferred securities of TECO Capital Trust I. These proceeds also will provide the company increased financial flexibility, thereafter and as additional cash becomes available during 2006, to call and retire the remaining outstanding 8.5% trust preferred securities. The 8.5% trust preferred securities would be called and retired by redeeming the company’s underlying 8.5% junior subordinated notes maturing in 2041. The company’s 8.5% junior subordinated notes are redeemable on or after December 20, 2005 at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest thereon at the redemption date. Although the company intends to call and retire the 8.5% trust preferred securities, the company is not required to do so.

In addition, this offering will provide the company with increased financial flexibility in connection with its strategy to hedge the risk from high oil prices to the cash flow benefits from the sale of ownership interests in the synthetic fuel production facilities of its subsidiary TECO Coal Corporation, as further discussed in the company’s press release identified in Item 8.01 and filed herewith as Exhibit 99.1.

Pending the company’s use of the net proceeds to implement its plan in conjunction with its strategy, the company will invest the net proceeds in short-term money market instruments.

On June 7, 2005, the company entered into an eleventh supplemental indenture (the “Indenture”) with The Bank of New York, as trustee, relating to the Notes. A copy of the Indenture (including the form of Floating Rate Note due 2010) is filed herewith as Exhibit 4.1 and incorporated herein by reference.

The Notes mature on May 1, 2010 and bear interest at a rate equal to LIBOR (as defined in the Indenture) plus 2.0% per annum, which is to be reset and payable quarterly on February 1, May 1, August 1 and November 1 of each year, beginning August 1, 2005. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate for the first quarterly period ending July 31, 2005 will be 5.37%. The terms of the Indenture will, among other things, limit the company’s ability to incur certain liens, subject to a number of exceptions.

The company may redeem all or any part of the Notes at its option at any time before May 1, 2007 at a redemption price equal to the sum of (i) the accrued and unpaid interest to the redemption date on the principal amount of the Notes to be redeemed, plus (ii) the greater of (A) 100% of the principal amount of Notes to be redeemed or (B) the net present value of the remaining payments of principal and interest on the Notes to be redeemed, discounted at an applicable treasury rate (as defined in the Indenture), plus 50 basis points.

In addition, the company may redeem all or any part of the Notes at its option at any time on or after May 1, 2007 at a redemption price equal to the sum of (i) the accrued and unpaid interest to the redemption date on the principal amount of the Notes to be redeemed, plus (ii) (A) for the period from May 1, 2007 through April 30, 2008, 102% of the principal amount of the Notes to be redeemed, (B) for the period from May 1, 2008 through April 30, 2009, 101% of the principal amount of the Notes to be redeemed, and (C) for the period from and after May 1, 2009, 100% of the principal amount of the Notes to be redeemed.

The Indenture provides that each of the following is an event of default (“Event of Default”): (i) TECO Energy fails to pay any interest on (or additional payments pursuant to the registration rights agreement as discussed below with respect to) the Notes when due, and such failure has continued for 30 days; (ii) TECO Energy fails to pay principal of or premium, if any, on the Notes when due; (iii) TECO Energy fails to perform any other covenant in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than the Notes), and such failure has continued for 90 days after the company receives written notice as provided in the Indenture; or (iv) certain events of bankruptcy or insolvency of TECO Energy described in the Indenture.

If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind and annul that declaration and its consequences.

On June 7, 2005, in connection with the issuance of the Notes, the company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with UBS Securities LLC (as representative of the Purchasers named therein). Pursuant to the terms of the Registration Rights Agreement, the company agreed to file a registration statement with respect to an offer to exchange the Notes for a new issue of identical exchange notes registered under the Securities Act on or prior to 90 days after June 7, 2005. The company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective on or prior to 180 days after June 7, 2005. Under certain circumstances, the company may be required to provide a shelf registration statement to cover resales of the Notes. If the company fails to satisfy certain filing and other obligations with respect to the exchange (each such failure a “Registration Default”), including the failure to consummate the exchange offer within 30 business days of the effectiveness of the registration statement with respect to an offer to exchange, the company will be obligated to make additional payments with respect to the Notes following a Registration Default in an amount starting at 0.25% per year, potentially increasing to up to 1.0% per year, until all Registration Defaults have been cured. A copy of the Registration Rights Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The description above is qualified in its entirety by the Indenture and Registration Rights Agreement filed herewith as exhibits.

This report is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, the Notes may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This report contains forward-looking statements regarding the application of the net proceeds. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements are those relating to the company’s future results contained in the “Investment Considerations” attached as Exhibit 99.4 to the company’s Current Report on Form 8-K dated May 23, 2005. They should be considered in connection with evaluating forward-looking statements contained in this report or otherwise made by or on behalf of TECO Energy, since these factors could cause actual results and conditions to differ materially from those projected in those forward-looking statements.

Section 2 – Financial Information

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information in Item 1.01 is hereby incorporated by reference.

Section 8 – Other Events

Item 8.01: Other Events

TECO Energy has reported on the completion of several milestones and updated the company’s 2005 earnings guidance (see press release dated June 8, 2005, attached as Exhibit 99.1 to this Current Report).

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(c)	Exhibits

4.1	Eleventh Supplemental Indenture dated as of June 7, 2005 between TECO Energy, Inc. and The Bank of New York, as trustee, supplementing the Indenture dated as of August 17, 1998 (including the form of Floating Rate Note).

10.1	Registration Rights Agreement dated as of June 7, 2005 between TECO Energy, Inc. and UBS Securities LLC (as representative of the Purchasers named therein).

99.1	Press Release dated June 8, 2005 reporting on TECO Energy, Inc.’s completion of several milestones and updating the company’s 2005 earnings guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2005	TECO ENERGY, INC.
(Registrant)

/s/ S.W. CALLAHAN
S.W. CALLAHAN
Vice President – Treasury and
Risk Management (Treasurer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Eleventh Supplemental Indenture dated as of June 7, 2005 between TECO Energy, Inc. and The Bank of New York, as trustee, supplementing the Indenture dated as of August 17, 1998 (including the form of Floating Rate Note).

10.1	Registration Rights Agreement dated as of June 7, 2005 between TECO Energy, Inc. and UBS Securities LLC (as representative of the Purchasers named therein).

99.1	Press Release dated June 8, 2005 reporting on TECO Energy, Inc.’s completion of several milestones and updating the company’s 2005 earnings guidance.

7